Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Aug 31, 2001
Payment Date	Sep 17, 2001

Calculation of Interest Expense

Index (LIBOR)	3.640000%
Accrual end date, accrual beginning date and days in Interest Period	Sep 17, 2001	Aug 15, 2001	33
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	202,240,561	42,799,190	50,580,861	33,072,101	27,235,848	33,154,984
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	3.820000%	3.930000%	4.040000%	4.290000%	4.640000%
Interest/Yield Payable on the Principal Balance	708,179	154,184	187,318	130,056	115,843
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	708,179	154,184	187,318	130,056	115,843
Interest/Yield Paid	708,179	154,184	187,318	130,056	115,843

Summary

Beginning Security Balance	202,240,561	42,799,190	50,580,861	33,072,101	27,235,848	33,154,984
Beginning Adjusted Balance	202,240,561	42,799,190	50,580,861	33,072,101	27,235,848
Principal Paid	4,449,292	941,582	1,112,779	727,586	599,189	810,469
Ending Security Balance	197,791,269	41,857,608	49,468,082	32,344,515	26,636,660	32,425,574
Ending Adjusted Balance	197,791,269	41,857,608	49,468,082	32,344,515	26,636,660
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	197,872,328	41,857,608	49,468,082	32,344,515	26,636,660
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,843,670
Ending OC Amount as Holdback Amount						14,844,364
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.7765121	$3.2121683	$2.0813088	$2.2816849	$2.7581700
Principal Paid per $1000	$4.8786100	$19.6162954	$12.3642104	$12.7646707	$14.2663967